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                                                                     EXHIBIT 5.2




Suite 3000                   [TORYS LLP LETTERHEAD]           237 Park Avenue
Maritime Life Tower                                           New York, New York
Box 270, TD Centre                                            10017.3142
Toronto, Ontario
M5K 1N2  Canada                                               TEL  212.880.6000
                                                              FAX  212.682.0200
TEL 416.865.0040
FAX 416.865.7380


                                                      May 16, 2002



To:      The Thomson Corporation
And To:  United States Securities and Exchange Commission

Dear Sirs/Mesdames:

    RE:      THE THOMSON CORPORATION - REGISTRATION STATEMENT ON FORM F-10

     In connection with amendment no. 1 to the registration statement, filed on Form F-10, of The Thomson Corporation (the "Registration Statement"), we consent to the references to our name in such Registration Statement under the heading "Legal Matters".


                                                      Yours very truly,



                                                      /s/ TORYS LLP